SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

DDS Technologies USA, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DDS TECHNOLOGIES USA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2006

To the Stockholders of DDS Technologies USA, Inc.:

The Annual Meeting of Stockholders of DDS Technologies USA, Inc. will be held at 9:00 a.m. (local time) on Friday, June 23, 2006, at the Marriott Boca Raton at Boca Center located at 5150 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

1.	To elect five directors, each to serve for a one-year term ending at the next following annual meeting of stockholders and until his successor has been duly elected and qualified;

2.	To consider the approval of the DDS Technologies USA, Inc. Stock Option Plan; and

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on May 8, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only common stock holders are entitled to notice of and to vote at the meeting.

Included with this Notice is a proxy statement containing information for stockholders, a proxy card (with a return envelope) and a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

Whether or not you expect to attend the meeting in person, please date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose.

By Order of the Board of Directors,

/s/ Joseph N. Fasciglione
Joseph N. Fasciglione, Secretary

Boca Raton, Florida

May 23, 2006

DDS TECHNOLOGIES USA, INC.

150 East Palmetto Park Road, Suite 510

Boca Raton, Florida 33432

PROXY STATEMENT FOR 2006 ANNUAL STOCKHOLDERS MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DDS Technologies USA, Inc. (“DDS” or the “Company”), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Friday, June 23, 2006, or any adjournments or postponements of the meeting (the “Annual Meeting”). It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 23, 2006.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

Friday, June 23, 2006, 9:00 a.m. (Boca Raton, FL time).

Where will the Annual Meeting be held?

The Annual Meeting will be held at the Marriott Boca Raton at Boca Center located at 5150 Town Center Circle, Boca Raton, Florida 33486.

What matters will be voted upon at the Annual Meeting?

The following matters will be voted on:

1.	The election of five directors, each to serve for a one-year term ending at the next following annual meeting of stockholders and until his successor has been duly elected and qualified;

2.	The approval of DDS’ Stock Option Plan; and

3.	The transaction of any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Who can vote?

Only common stock holders (“stockholders”) of record at the close of business on May 8, 2006 are entitled to receive notice of and to vote at the Annual Meeting. As of May 8, 2006, the Company had 20,601,518 shares (“share(s)”) of common stock outstanding, which constituted all of the outstanding voting securities of the Company. Each share outstanding on the record date is entitled to one vote on each matter. A majority of the shares of common stock outstanding on the record date and represented at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business.

How do I vote my shares?

You may vote your shares of common stock by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope. When electing directors, you may vote (1) for all of the nominees, (2) for none of the nominees or (3) for all of the nominees except those you specifically designate. When considering the approval of the Stock Option Plan, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

All shares represented by a properly executed proxy card that has not been revoked will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “FOR” the election as directors of all of the persons nominated by the Board of Directors and “FOR” the approval of the Stock Option Plan.

You may also vote your shares in person or by making other specific arrangements to have your shares represented at the Annual Meeting.

Your Board has approved all of the nominees for director and the Stock Option Plan. Accordingly, your Board recommends a vote for the election of the nominee directors and the approval of the Stock Option Plan.

How do I change or revoke my proxy?

You may revoke your proxy at any time before it is voted by filing with the Secretary of DDS a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person.

Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation.

What constitutes a “quorum” for the Annual Meeting?

The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All proxies that are returned will be reviewed, and if determined proper, counted by the inspector of elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a “broker non-vote” will be used for the purpose of establishing a quorum, but will not be counted in the voting process. Accordingly, abstentions and broker “non-votes” will have no effect on the election of directors or the vote on the proposal to approve the Stock Option Plan. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter, and so notifies the Company, because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner.

How many votes are required to approve the matters?

Directors are elected by a plurality of votes cast, which means that the five nominees who receive the most votes (even if not a majority) will be elected as directors. Stockholders may not cumulate their votes in the election of directors.

The Stock Option Plan or any other business that may be properly presented at the Annual Meeting, will be approved, under Nevada law, by the affirmative vote of a majority of the votes actually cast on the proposal or matter. Such approval of the Stock Option Plan will also satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), applicable to the deductibility of certain compensation paid to executive officers.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to soliciting proxies by mail, Company officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Although there are no formal agreements to do so, DDS may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect five directors, each to serve for a one-year term ending at the next following annual meeting of stockholders and until his successor has been duly elected and qualified. Unless otherwise instructed in the proxy, each of the persons named on the accompanying proxy card intends to vote the shares represented thereby in favor of the five nominees listed under “Certain Information Concerning Director Nominees” below and, in any event, may not vote the shares for a greater number of persons than the five nominees named.

Four of the five director nominees are presently serving as directors of our company. Our Board has increased the size of the Board from four to five directors, effective upon the election of directors at the Annual Meeting. We have no reason to believe that any of the director nominees will be unable or will decline to serve. If, however, any nominee should become unable or unwilling to serve, the persons named on the accompanying proxy card will vote the shares represented by the proxy for another person duly nominated by our board to act in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

Our Board of Directors recommends a vote “FOR” each of the nominees for director.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

ROBERT L. DEVEREUX	Director since December 2005
Age 46

Mr. Devereux has over twenty years of diverse legal experience representing and advising growing entities on regulatory and corporate matters, including serving as a partner in the law firm of Devereux Murphy, LLC since 1994. He has served on the Board of Directors of Father Dunne’s Home for Boys, Tengasco, Inc., and Triad Bank, of which he is a founder. Mr. Devereux received his J.D. degree from the St. Louis University School of Law, holds a B.S. in Business Administration with a concentration in Finance from St. Louis University and is a member of the American Bar Association.

DENNIS DUITCH	Director since December 2005
Audit Committee, Chair
Age 61

Mr. Duitch has over thirty years of business experience and founded Duitch & Franklin, LLC, a Certified Public Accounting, Consultancy, and Business Management firm. He expanded Duitch & Franklin, LLC to a team of over 75 employees and subsequently sold the firm to a public company. Since 2001 he has worked as an independent consultant. Mr. Duitch has extensive experience in business strategy, operations, mergers and acquisitions, deal structuring, and financial planning. He holds an M.B.A. from Northwestern University and is an accredited Certified Public Accountant. He serves as a business and university lecturer and as a director and advisor to numerous boards. Mr. Duitch also served as Vice Chairman of AGN (Accountants Global International).

CRAIG L. FARLIE	Nominee
Age 39

Mr. Farlie has been a partner at Farlie, Turner & Co., LLC and Bayshore Partners, LLC, from 2004 to the present. He co-founded Farlie, Turner & Co., LLC, an investment banking firm focused on providing merger and acquisition, financing and strategic advisory services to middle market companies. Bayshore Partners, LLC is an affiliate of Farlie Turner and a member of NASD & SIPC. Mr. Farlie was a partner at Kiaora Consulting Co. and W&F Advisors, Inc. from 2002 to 2004. He was

Co-Chief Executive Officer, President and Director of PrintSource USA, Inc. (a commercial sheet-fed printer), which he co-founded, from 1998 to 2001. Mr. Farlie holds an M.B.A. (Finance) from The University of Pennsylvania’s Wharton School of Business and an A.B. from Princeton University.

MARC MALLIS, M.D.	Director since August 2002
Audit Committee Member
Age 55

Dr. Mallis is a principal with Retina Vitreous Associates of Florida Agia, Mallis and Pautler P.A. Inc., from 1980 to the present, where he is engaged in the practice of medicine with a specialty in ophthalmology. Dr. Mallis graduated from New York Medical College and attended the Ophthalmology Course of Stanford University School of Medicine. Dr. Mallis interned at Geisinger Medical Center, Department of Ophthalmology in Danville, Pennsylvania, performed his residency at New York Medical College, Department of Ophthalmology, Valhalla, New York, and received a Vitreo-Retinal fellowship at Ohio State University, Columbus, Ohio.

SPENCER L. STERLING	Director since October 2003
Age 72

Mr. Sterling has served as our Chairman of the Board since March 2006, as our Interim Chairman of the Board since January 2006, and as our President, Chief Executive Officer and Director since October 2003. From 1972 to 1994, Mr. Sterling held senior management positions with the Ford Motor Company in South Africa, Australia, Canada, Europe and the United States; and with the Sigma Motor Corporation, a wholly owned subsidiary of the Anglo American Corporation in South Africa. From 1983 to 1984, Mr. Sterling was Managing Director of the Sigma Motor Corporation that merged with Ford South Africa, in 1985, to form the South African Motor Corporation (SAMCOR). In 1985, Mr. Sterling was appointed Group Managing Director and Chairman of subsidiaries of SAMCOR. In 1992, he was appointed Chairman of the Board and a

Director of The Anglo American Industrial Corporation. Mr. Sterling has served as President of the National Association of Automobile Manufacturers of South Africa (NAAMSA), President of the South African Chamber of Business and is a former member of the Corporate Forum. He has been awarded an Honorary Professorship in the Faculty of Engineering by the University of Pretoria and has served on the Council of the University and on the Advisory Council, Faculty of Engineering, of the University of Stellenbosch in South Africa. Mr. Sterling is a graduate of Maritzburg College and holds a BSc. degree in Metallurgy and Engineering from Pretoria University and an MBS from the Wits Graduate School of Business in South Africa.

Board Matters and Corporate Governance

Robert L. Devereux and Dennis Duitch were appointed to our Board on December 20, 2005. On January 4, 2006, Robert J. Rosen, James R. von der Heydt, Charles F. Kuoni III and Leo P. Koulos resigned as Company directors. Spender L. Sterling and Marc Mallis, M.D., have continued to serve as directors. Craig L. Farlie is nominated to be elected as a director for the first time at the Annual Meeting.

Board Meetings and Independent Directors. During 2005, our board of directors held eight meetings and acted two times by unanimous written consent, and no director attended fewer than 75% of the aggregate number of board meetings during 2005. Our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Stock Market: Dennis Duitch and Marc Mallis. It is expected that Mr. Farlie will be “independent” under those rules.

Board Committees. We have an Audit Committee. Given the small size of our Company and Board, we recently (after 2005) eliminated our Compensation Committee and our Nominations and Corporate Governance Committee. To the best of our knowledge, no director attended fewer than 75% of the aggregate number of Board committee meetings on which the director served during 2005.

Previously (and during 2005), our Bylaws required two standing committees: an audit committee and a corporate governance committee (solely to serve the function of a traditional compensation committee). In 2004, by Board resolution, we formed our Compensation Committee (to serve the function of a traditional compensation committee) and our Nominations and Corporate Governance Committee (to serve the functions of a traditional nominating committee, as well as handling management succession planning and, as determined by the Board, advising on corporate governance matters). There was overlap in the functions of our Board committees and, apparently, in 2004, our prior Board intended to eliminate the corporate governance committee as required by our Bylaws and to replace it with a traditional compensation committee and to form a traditional nominations and corporate governance committee. Our Board adopted Charters for our Audit Committee, Compensation Committee and Nominations and Corporate Governance Committees, but not for our Corporate Governance Committee.

Our current Board recently decided to have only an Audit Committee, and to have the Board function as a nominating and a compensation committee. We amended our Bylaws to eliminate all required standing committees. We amended and restated our Audit Committee Charter (see below). Finally, we repealed our Compensation Committee Charter and our Nominations and Corporate Governance Committee Charter, and dissolved those committees.

Nevertheless, during 2005 and until January 4, 2006, James R. von der Heydt and Leo P. Koulos, former directors of our Company, and Marc Mallis, a current director, served on our Compensation Committee (and, presumably, our Corporate Governance Committee as required by our Bylaws) and such directors served on our Nominations and Corporate Governance Committee. To the best of our knowledge, during 2005, the Compensation Committee/Corporate Governance Committee held two meetings and did not act by unanimous written consent, and our Nominations and Corporate Governance Committee held no meetings and did not act by unanimous written consent, and no director attended fewer than 75% of the aggregate number of such committee meetings.

Under its Charter during 2005 and until recently, our Compensation Committee was (a) to determine, or recommend to the Board for determination, the compensation of our Chief Executive Officer, (b) to determine, or recommend to the Board for determination, the compensation of all our other executive officers, (c) to discharge the responsibilities of the Board relating to the Company’s compensation programs and compensation of our executives and (d) to produce an annual report on executive compensation for inclusion in our annual proxy statement in accordance with applicable Securities and Exchange Commission rules and rules of other regulatory bodies. Our Board was to determine whether our Compensation Committee made determinations as a committee or made recommendations to the Board.

Under our Bylaws during 2005 and until recently, our Corporate Governance Committee was to consist of at least three members of our Board who were “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and who were “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Further, our Corporate Governance Committee had the power and authority to recommend general compensation polices to the full Board, to oversee our compensation plans, to establish the compensation levels for our Chief Executive Officer and other executive officers and to advise the full Board on general compensation policies for our executive officers.

Under its Charter during 2005 and until recently, our Nominations and Corporate Governance Committee was (a) to select, or recommend to the Board for selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders and (b) to oversee the selection and composition of committees of the Board and, as applicable, oversee management continuity planning processes. In addition, to the extent deemed appropriate by our Board, the Nominations and Corporate Governance Committee would advise the Board on general corporate governance matters, such as the adoption of policies and practices. Our Board was to determine whether the Nominations and Corporate Governance Committee made determinations as a committee or made recommendations to our Board.

Director Nomination Process. The director nominees for the Annual Meeting were nominated by our Board without recommendation from any nominating committee. Our Board’s view that we do not need a nominating committee is based on the fact that we are a very small, development stage company that has never had revenues; we currently have four directors and only two of them are “independent;” and our common stock is traded over-the-counter (OTC:BB). All of our directors (Messrs. Devereux, Duitch, Mallis and Sterling) participated in the consideration of director nominees. Messrs. Duitch and Mallis are “independent” directors.

Stockholders may make nominations for directors. Our Board does not have a formal, written policy with regard to the consideration of director candidates recommended by stockholders or with regard to candidate qualifications or candidate identification or evaluation processes because the size of our Company, its stage in development and the size of our Board make such decisions unique and appropriate to be made on a case-by-case basis. However, stockholders wishing to propose nominees for consideration at our 2006 or 2007 annual meetings of stockholders must comply with our Bylaw provision dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” in this proxy statement. All director candidates, including those recommended by stockholders, will be evaluated on the same basis.

Director Annual Meeting Attendance. Although our Board does not have an express policy regarding director attendance at the annual meeting of stockholders, we anticipate that all directors will attend this year’s annual meeting. We have not held an annual meeting of stockholders prior to this Annual Meeting.

Code of Ethics for our CEO, CFO and Senior Financial Employees; Availability of Corporate Governance Documents. Our Board has adopted a written Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees and a Code of Ethics for the CEO and Senior Financial Officers that applies to our chief executive officer, our chief financial officer and our senior financial employees. The purposes of the codes, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission (“SEC”), is full, fair, accurate, timely and understandable. If we amend our Code of Ethics for the CEO and Senior Financial Officers or grant a waiver under it to any of our chief executive officer, chief financial officer or senior financial employees, we will disclose the amendment or waiver as required by the SEC.

Our Board has not adopted a set of corporate governance guidelines. Our Board committee charter(s), code of business conduct and ethics and code of ethics for our CEO and Senior Financial Officers have been filed with the SEC, and are available, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations

c/o DDS Technologies USA, Inc.

150 East Palmetto Park Road, Suite 510

Boca Raton, Florida 33432

Director Compensation. We do not pay cash director fees to directors who are our employees. For fiscal 2005, our non-employee (i.e., independent) directors received an annual retainer of $20,000 and our chairman of the board received an annual retainer of $60,000. The committee chairman received an additional annual retainer of $5,000. In addition, non-employee directors received a one-time option grant of 100,000 options, subject to a vesting schedule, at an exercise price equal to the fair market value of our common stock on the grant date. Our non-employee directors were reimbursed for out-of-pocket expenses incurred in connection with their attendance at board meetings. For fiscal 2005 services, the non-employee directors were compensated as follows: Mr. James von der Heydt received payment of $32,000 and a promissory note in the amount of $30,000. Mr. Leo P. Koulos received payment of $14,500 and a promissory note in the amount of $12,500. Mr. Charles F. Kuoni III received payment of $12,500 and a promissory note in the amount of $12,500. Mr. Robert J. Rosen received payment of $10,000 and a promissory note in the amount of $10,000. Dr. Marc J. Mallis received payment of $12,500 and a promissory note in the amount of $12,500. Each of such promissory notes is subordinate to all other debts and obligations of the Company and would become payable only if the Company becomes cash flow positive.

On January 27, 2006, our Board approved a new compensation arrangement for directors. Only non-employee directors are compensated for their director service, except for the Chairman position, which may provide additional compensation. In May 2006, Spencer L. Sterling, our Chairman, President and Chief Executive Officer, received a stock option grant for 50,000 shares of common stock related to his service as Chairman of the Board. Each non-employee director receives 35,000 shares of our common stock and $25,000 (plus an additional $10,000 for the chairman of the board or any board committee chair) worth of stock options to purchase our common stock upon initial election or appointment to the Board, and an additional 35,000 shares of our common stock and $25,000 (plus an additional $10,000 for the chairman of the board or any board committee chair) worth of stock options to purchase our common stock upon each subsequent annual election to the Board (or anniversary of such directors’ appointment, if no election of directors is held in a subsequent year). For the purpose of calculating the number of stock options to be granted, the value of a single stock option is deemed to equal the fair market value of a share of our common stock on the date of grant. All such non-employee director stock options have an exercise price equal to the fair market value of a share of our common stock on the grant date, have a term of 10 years and vest immediately. Pursuant to the foregoing, as of January 27, 2006, our non-employee directors received stock options for the following number of shares: Mr. Devereux, 85,365 shares, Mr. Duitch, 85,365 shares and Mr. Mallis, 60,976 shares. Each non-employee director receives $1,000 each time he attends a meeting of the Board or a meeting of a Board committee of which he is a member. Each non-employee director who serves as chairman of the board or a Board committee chair receives an additional $500 each time he attends any Board or Board committee meeting. All directors are reimbursed for travel expenses related to attending Board and committee meetings.

Audit Committee and Financial Expert. The current members of our Board’s Audit Committee are Dennis Duitch (Chair) and Marc Mallis, M.D., both of whom are independent directors as defined by the rules applicable to companies listed on The Nasdaq Stock Market. There is currently one vacancy on our Audit Committee. Our Board has determined that Dennis Duitch is an “audit committee financial expert,” as defined in SEC rules. We believe that the current members of our Audit Committee provide an acceptable level of business and financial experience and expertise. During 2005 and until January 4, 2006, Charles F.Kuoni III and Leo P. Koulos, former directors of our Company, and Marc Mallis, a current director, served as members of our Audit Committee. They also qualified as “independent directors” as so defined. To the best of our knowledge, our Audit Committee acted on four occasions during 2005, with all members participating on each occasion.

Even though we still have an Audit Committee, we recently amended our Bylaws to eliminate the requirement to have a standing Audit Committee. Previously (and during 2005), our Bylaws provided that our Audit Committee:

•	must consist of at least three members of the Board, none of whom may also serve as an executive officer of the Company; and

•	had the power and authority:

•	to review and report to the full Board with respect to the selection, retention, termination and terms of engagement of the Company’s independent public accountants;

•	to maintain communications among the Board, the independent public accountants and the Company’s internal accounting staff with respect to accounting and audit procedures; and

•	to review the Company’s processes, internal accounting and control procedures and policies and related matters with our management.

Our Board adopted a Charter for our Audit Committee, which was in effect during 2005, and which provided that our Audit Committee members were appointed by our Board to assist our Board in monitoring (1) the integrity of our financial statements, (2) our independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements. Further, the Charter provided that our Audit Committee was to prepare the Audit Committee report to be included in our proxy statement and that our Audit Committee’s activities were intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls.

Our Board recently amended and restated our Audit Committee Charter, a copy of which is attached as Appendix A, and which now generally provides that our Audit Committee members are appointed by our Board to assist our Board in monitoring (1) the integrity of our financial statements, (2) our independent auditor’s qualifications and independence and (3) the performance of our internal audit function and independent auditors. Further, the Charter provides that our Audit Committee approves the Audit Committee report to be included in our proxy statement and that our Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee reviewed and discussed our audited consolidated financial statements for 2005 with our management. In addition, our Audit Committee discussed with our independent auditors, Weinberg & Company, P.A., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Our Audit Committee received and discussed with Weinberg & Company, P.A. their written disclosures and letter regarding any significant relationships that could impair Weinberg & Company, P.A.’s independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with Weinberg & Company, P.A.’s independence.

Based upon the above reviews and discussions, our Audit Committee recommended to our board that our audited consolidated financial statements for 2005 be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Dennis Duitch, Chair	Marc Mallis, M.D.

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report and applicable statements under the “Audit Committee and Financial Expert” above shall not be deemed incorporated by reference into any such filings.

INDEPENDENT AUDITOR AND AUDIT FEES

In our two most recent fiscal years, we were billed the following amounts by Weinberg & Company, P.A., our independent auditors:

	2005	2004
Audit Fees	$69,403	$63,000
Audit Related Fees	33,606	27,500
Tax Fees	—	—
All Other Fees	—	—

Total	$103,009	$90,500

Audit Fees. We were billed an aggregate of $69,403 by Weinberg & Company, P.A. for the 2005 year end audit, for the reviews of the consolidated financial statements included in our 2005 quarterly reports on Form 10-QSB. In 2004, we were billed an aggregate of $63,000 by Weinberg & Company, P.A. for these services.

Audit-Related Fees. In 2005, we were billed by Weinberg & Company, P.A. $33,606 for assurance and related services that were reasonably related to the performance of Weinberg & Company, P.A.’s audit and review of our consolidated financial statements and not reported under the caption

“Audit Fees” that relate to reviews of our registration statements. All of these services were pre-approved by our Audit Committee. In 2004, we were billed an aggregate of $27,500 by Weinberg & Company, P.A. for these services.

Tax Fees. In 2005 and 2004, Weinberg & Company, P.A. did not perform any tax services (including services for federal, state and international tax compliance, tax planning and tax consultation, but excluding tax services rendered in connection with the audit).

All Other Fees. In 2005 and 2004, Weinberg & Company, P.A. did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Consistent with its Charter, our Audit Committee pre-approves all auditing services and all significant non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed auditing and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. Our Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If the Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

Our Audit Committee has appointed Weinberg & Company, P.A. as the independent registered public accounting firm of the Company for the current year. A representative of Weinberg & Company, P.A. is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

EXECUTIVE COMPENSATION

Executive Officers and Key Employees

Our executive officers and some of our key employees, and their positions and ages as of May 8, 2006, are as follows:

Name	Age	Principal Position
Spencer L. Sterling	72	Director, Chairman of the Board, President and Chief Executive Officer (see background information under “Certain Information Concerning Director Nominees”)

Joseph Fasciglione	53	Chief Financial Officer

Kerin Franklin	40	Senior Vice President - Business Development and Chief Technology Officer

Joseph Fasciglione, Chief Financial Officer

Joseph Fasciglione, aged 53, joined the Company in October 2002. Prior to joining us he held the position of President of Alliance Financial Services, a financial consulting company providing services to small and medium sized businesses. From 1998 until 2000 Mr. Fasciglione was employed as a business analyst for AT&T Wireless Services where he provided financing analysis related to local cluster operations. From 1995 to 1997, Mr. Fasciglione acted as Director of Business Operations for AT&T Wireless Services during which time he held primary responsibility for budget preparations, forecasting and various financial analysis. From 1993 until 1994, Mr. Fasciglione acted as Operations Manager also for AT&T Wireless Services. From 1990 to 1992, he held the position of CFO for Professional Reimbursement Solutions of Dallas, Texas, where he was responsible for all financial and administrative functions for a large closely held operation. From 1983 until 1990, Mr. Fasciglione held at different times the positions of Regional Business Manager & Controller, Assistant Controller and Manager of Budgeting and Internal Reporting for Metromedia Paging of Dallas, Texas. From 1981 until 1983 he acted as Corporate Accounting Manager for Homequity Relocation Services, Inc. of Wilton, Connecticut. Mr. Fasciglione acted as Corporate Budget manager for Frank B. Hall & Company, Inc., a major international commercial insurance brokerage firm from 1979-1981 and as Senior Internal Auditor for Levitt Homes, Inc. from 1976 until 1979. Mr. Fasciglione also served as a Staff Auditor for Grant Thornton Accountants and Management Consultants from 1975 to 1976. Mr. Fasciglione holds a BBA in Accounting from Iona College, New Rochelle, New York, and a CPA designation from New York.

Kerin Franklin, Chief Technology Officer

Kerin Franklin, aged 40, joined the Company in May 2003 as Chief Technology Officer. Prior to joining us, Ms. Franklin was General Manager and CEO of FoodWave (a start-up business involving new technology in milling and grinding food stuff) and Senior Vice President of Research and Development and QA for Frontier Natural Brands (2001 to 2003), Vice President of Research and Development, Celestial Seasonings Inc., (1999 to 2001 and 1995 to 1998) and Senior Director of Research and Development, the Daily Wellness Company. Ms. Franklin has an M.S. Degree in Food Science and Human Nutrition from Colorado State University.

Summary Compensation Table

The following table presents information concerning compensation for our chief executive officer for services in all capacities during the years indicated. None of our other three most highly compensated executive officers, together with our chief executive officer referred to as our named executive officers, had total annual salary and bonus in excess of $100,000.

Long Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Spencer L. Sterling, Chairman of the Board, President & Chief Executive Officer (1)	2005 2004 2003	169,622 147,130 25,000	0 50,000 0	0 0 28,900	0 0 0	400,000 0 400,000	0 0 0

(1)	Mr. Sterling has served as President and Chief Executive officer since October 30, 2003.

Option/SAR Grants In Last Fiscal Year

The following table sets forth information concerning grants of stock options made during the fiscal year ended December 31, 2005 to our named executive officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2005.

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Spencer L. Sterling (1)	400,000	50.0	1.00	03/29/2015

(1)	Mr. Sterling has served as President and Chief Executive officer since October 30, 2003.

Aggregated Options Exercises In Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Spencer L. Sterling (1)	0	0	300,000	600,000	0	0

(1)	Mr. Sterling has served as President and Chief Executive officer since October 30, 2003.

Employment Agreements, Recent Changes in CEO Compensation and Option Repricing

On March 29, 2005 the Company entered into a five year employment agreement with Spencer Sterling as President and Chief Executive Officer. Mr. Sterling was compensated with an annual base salary of $180,000. Mr. Sterling’s salary is to be reviewed at least annually for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Mr. Sterling is permitted to participate in pension, profit sharing, bonus, life insurance, medical and other employee benefit programs offered by us. He was additionally granted the option to purchase up to 400,000 shares of our common stock at an exercise price of $1.00 per share subject to the terms and conditions of the option agreement. Upon his termination for “Good Reason” or other than for “Cause” under the agreement, Mr. Sterling will continue to be paid his base salary until the earlier of (i) the first anniversary of the date on which his employment is terminated or (ii) March 29, 2010.

In May 2006, the Board increased Mr. Sterling’s compensation. Mr. Sterling’s salary has been increased $20,000, effective May 1, 2006, to $200,000 per year. The Board also approved an annual cash bonus plan formula for Mr. Sterling with performance criteria based on 2006 equipment sales and gross margin targets. The Board granted Mr. Sterling a fully vested option to purchase up to 750,000 shares of our common stock, $.0001 par value, over a 10 year period, at various exercise prices equal to or above the closing price of our common stock on the date of grant (May 16, 2006), 50,000 shares of which relate to his service as Chairman of the Board. In connection with such stock option grant, the Board and Mr. Sterling cancelled prior stock option grants to Mr. Sterling for the following share amounts and exercise prices: 400,000 shares at $7.00, 50,000 shares at $8.00 and 50,000 shares at $3.96. The Board retains the right to pay other cash or option bonus amounts with performance criteria based on overall Company performance, but targets, goals and payouts determined in the Board’s discretion. The current objective would be to grant Mr. Sterling additional stock options, up to an aggregate total of 5% of the Company’s outstanding common stock on a fully diluted basis, as a component of his bonus compensation over the next several years.

In May 2003, the Company entered into an employment agreement with Kerin Franklin as our Chief Technology Officer. For her services, Ms. Franklin will be compensated with an annual base salary of $84,000 and is eligible to receive an annual bonus at the discretion of the Board of Directors. Ms. Franklin is also entitled to a commission, payable quarterly, equal to 5% of the prior quarter’s net cash receipts attributable to business she secured.

Ms. Franklin will be permitted to participate in pension, profit sharing, bonus, life insurance, medical and other employee benefit programs offered by us. She is additionally granted pursuant to the Plan, the option to purchase up to 600,000 shares of our common stock at an exercise price of $5.00 per share. Ms. Franklin will also be offered an office allowance for expenses. Upon her termination for “Good Reason” or other than “For Cause” under the agreement, Ms. Franklin will be paid a lump sum severance payment equal to her basic compensation, including her salary, bonuses and benefits, for the greater of 18 months or until May 15, 2008.

Stock Option Plan

Our Board adopted the DDS Technologies USA, Inc. 2003 Stock Option Plan on May 15, 2003, subject to approval by our stockholders within 12 months. The 2003 Stock Option Plan was never submitted to, and accordingly never approved by, our stockholders. Under the terms of the 2003 Stock Option Plan, if our stockholders do not approve the plan with 12 months after approval by our Board, then any grants that already had occurred will be rescinded and no additional grants will be made. Nevertheless, our Board has granted several stock options purportedly under the 2003 Stock Option Plan.

Our Board adopted the Stock Option Plan in April 2006, and has already approved some grants under the Stock Option Plan, subject to approval by our stockholders of the Stock Option Plan pursuant to Proposal 2 contained in this proxy statement. The terms of the Stock Option Plan are substantially the same as the terms of the 2003 Stock Option Plan; however, there is an individual per year grant limitation for purposes of Section 162(m) of the IRC, and there is no stated time period for stockholder approval. When our Board adopted the Stock Option Plan, it approved “replacement” grants under the Stock Option

Plan on terms the same as the material terms (such as optionee, number of shares, exercise price, duration, vesting, etc.) of grants previously approved by our Board purportedly to be granted under the 2003 Stock Option Plan, which prior grants had either been rescinded or were not authorized to be made under the 2003 Stock Option Plan. The grants already made under the Stock Option Plan replace or are in lieu of, and not in addition to, prior grants purportedly intended to be made under the 2003 Stock Option Plan (and reflected in the “Equity Compensation Plan Information” table above).

Policy with respect to Section 162(m)

Under Section 162(m) of the IRC, unless an appropriate exemption applies, we will not get a tax deduction for compensation paid to certain executive officers to the extent such compensation in any taxable year exceeds $1 million. Given none of our executive officers received compensation during 2005 approaching $1 million, and we do not believe that any of our executive officer’s compensation is likely to exceed $1 million in 2006, we have not developed an executive compensation policy with respect to qualifying compensation paid to our executive officers for deductibility under Section 162(m) of the IRC.

The Stock Option Plan being submitted for stockholder approval pursuant to Proposal 2 is intended to qualify under Section 162(m) of the IRC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2005, or subsequent thereto to which the Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Lee Rosen, a founder of the Company, provides consulting services to the Company pursuant to a second amended and restated consulting agreement dated March 8, 2006, which expires in March 2011. From March 1, 2006 through December 31, 2006, at the Company’s election, Mr. Rosen is compensated either (1) at $15,000 per month or (2) at $7,500 per month plus 15,000 shares of unregistered restricted common stock and long term warrants for an additional 15,000 shares of unregistered common stock of the Company. The long term warrants are identical to the Series B convertible preferred stock warrants which expire at the end of five years and are exercisable at $.80 per share. The parties are to renegotiate the payment terms before January 1, 2007. If, at that time, our positive cash flow is not sufficient to sustain the prior $15,000 per month payment, then the new cash and stock payment method will continue until we have such cash flow. This agreement replaces a previously amended consulting agreement dated March 30, 2004 which compensated Mr. Rosen at $15,000 per month. The March 2004 amended agreement replaced a consulting agreement dated October 1, 2002 whereby Mr. Rosen provided consulting services to the Company for compensation of $30,000 per month. Robert J. Rosen, a former director, is the brother of Lee Rosen.

Dr. Marc J. Mallis purchased $20,000 of Series A Preferred Stock, Long Term Warrants and Short Term Warrants in the Company’s offering of Series A Preferred Stock on April 12, 2005 and in the Company’s recent offering on January 4, 2006, he purchased $35,000 of Series B Preferred Stock and received 70,000 warrants exercisable at $.80 per share. In April 2006, he paid $20,000 to exercise the Short Term Warrant that he received a year earlier when he purchased Series A Preferred Stock, and received 20 shares of Series A-1 Preferred Stock and a warrant to purchase 16,471 shares of common stock at $.50 per share.

On January 4, 2006 Robert Devereux, a director of the Company, purchased $100,000 of Series B Preferred Stock and received 200,000 warrants exercisable at $.80 per share. In April 2006, he purchased part of a Short Term Warrant from a third party, and paid $100,000 to exercise the Short Term Warrant and receive 100 shares of Series A-1 Preferred Stock and a warrant to purchase 82,353 shares of common stock at $.50 per shares. In 2006, a law firm with which Mr. Devereux is a member, Devereux Murphy LLC, started providing legal services to the Company. The relationship and the terms for the provision of legal services were pre-approved by the Company’s independent directors. The amount due for legal fees will vary based on the level of services rendered from time to time. As of April 30, 2006, Devereux Murphy LLC had billed the Company approximately $38,000 for legal services, with an additional amount accrued and unbilled.

Three former directors, James R. von der Heydt, Leo Paul Koulos and Charles F. Kuoni III purchased $25,000, $20,000 and $20,000, respectively, of Series A Preferred Stock, Long Term Warrants and Short Term Warrants in the Company’s Series A Preferred Stock in April 2005.

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and executive officers and persons who beneficially own more than 10% of our common stock, are required to make certain filings on a timely basis with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them. Based on our review of the copies of Section 16(a) forms received by us, and on written representations from reporting persons concerning the necessity of filing a Form 5 - Annual Statement of Changes in Beneficial Ownership, we believe that, during the fiscal year ended December 31, 2005, all filing requirements applicable to reporting persons were met, except with respect to the following:

Robert J. Rosen filed one late Section 16 report during 2005: a Form 4 filed on April 15, 2005 (relating to the issuance of options by the Company on January 11, 2005).

Charles F. Kuoni III filed one late Section 16 report during 2005: a Form 4 filed on April 20, 2005 (relating to the acquisition of Series A Preferred Stock and warrants from the Company on April 12, 2005).

James R. von der Heydt filed two late Section 16 reports during 2005: a Form 4 filed on April 15, 2005 (relating to the issuance of options by the Company on January 11, 2005) and a Form 4 filed on April 20, 2005 (relating to the acquisition of Series A Preferred Stock and warrants from the Company on April 12, 2005).

Leo P. Koulos filed one late Section 16 report during 2005: a Form 4 filed on April 20, 2005 (relating to the acquisition of Series A Preferred Stock and warrants from the Company on April 12, 2005).

Robert J. Rosen, Charles F. Kuoini III, James R. von der Heydt and Leo P. Koulos resigned as directors on January 4, 2006. None of them filed a Form 5 during 2006 with respect to 2005, and the Company did not request or receive a written representation from any of them whether such a report was required, nor does the Company otherwise know whether such a report was required to be filed by any of them.

Dr. Marc J. Mallis filed one late Section 16 report during 2005 and two late Section 16 reports during 2006: a Form 4 filed on April 20, 2005 (relating to the acquisition of Series A Preferred Stock and warrants from the Company on April 12, 2005), a Form 4 filed March 2, 2006 (relating to the acquisition of common stock on January 27, 2006 and the issuance of Company stock options on January 27, 2006) and a Form 4 to be filed (relating to the acquisition of Series B Preferred Stock and warrants from the Company on January 4, 2006).

Robert L. Devereux filed one late Section 16 report during 2006 for 2005 and 2006: a Form 3 to be filed (relating to his initial statement of ownership, which included the acquisition of Series B Preferred Stock and warrants from the Company on January 4, 2006).

Dennis Duitch filed one late Section 16 report during 2006 for 2005 and 2006: a Form 3 filed on March 2, 2006 (relating to his initial statement of ownership, which included the issuance of Company stock options on January 27, 2006).

Joseph Fasciglione filed one late Section 16 report during 2005: a Form 4 filed on June 21, 2005 (with respect to an open market acquisition of common stock on June 15, 2005).

We have issued common stock as quarterly dividends on our Series A Preferred Stock and our Series B Preferred Stock, which stock dividends are not subject to Section 16 reporting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of May 8, 2006 by:

•	Each of our directors;

•	Each of our executive officers named in the Executive Compensation Table;

•	All of our directors and executive officers as a group; and

•	Each person known by us to beneficially own more than 5% of our outstanding common stock.

As of May 8, 2006, 20,601,518 shares of our common stock were outstanding, no shares were held in treasury and 2,175 shares of Series A preferred stock and 1,567.5 shares of Series B preferred stock were outstanding. As of May 17, 2006, 2,055 shares of Series A-1 preferred stock were issued and outstanding, pursuant to the exercise of certain warrants in April 2006.

Beneficial ownership is determined in accordance with SEC rules and regulations. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, (i) shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 8, 2006 are considered to be beneficially owned by such person and (ii) shares of common stock which can be acquired upon the exercise of all outstanding warrants within 60 days of May 8, 2006 are considered to be beneficially owned by such person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is 150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Class (%)		Shares of Preferred Stock Beneficially Owned	Percent of Class (%)
Spencer L. Sterling (2)	1,000,000		4.6		—

Joseph Fasciglione	111,750		*		—

Kerin Franklin	600,000	(3)	2.8		—

Marc J. Mallis, MD (4)	1,741,247		4.99	(10)	20 shares of Series A	*
					20 shares of Series A-1	1.0
					35 shares of Series B	2.2

DDS Technologies Ltd. (current address unknown) (5)	4,000,000		19.4		—

Robert L. Devereux (6)	930,617		4.4		100 shares of Series A-1	4.9
					100 shares of Series B	6.4

Dennis Duitch (7)	120,365		*		—

Craig L. Farlie	—				—

Mr. & Mrs. Lee Rosen (8) 17698 Foxborough Lane Boca Raton, FL 33496	1,179,000		5.7		—

All directors, nominees and officers as a group (7 persons) (9)	4,503,979		19.6		20 shares of Series A	*
					120 shares of Series A-1	5.8
					135 shares of Series B	8.6

*	Represents less than 1%.
(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under SEC rules, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
(2)	Mr. Sterling, Chairman, President, CEO and member of the Board of Directors of the Company, has the right to acquire, within 60 days following May 8, 2006, 950,000 shares of common stock from stock options.
(3)	Kerin Franklin holds options to purchase 600,000 shares of common stock of the Company at an exercise price of $5.00 per share, all of which are exercisable.
(4)	Dr. Marc Mallis, MD is the General Partner of The Mallis Limited Partnership and serves on the Board of Directors of the Company. Shares held by The Mallis Limited Partnership are owned beneficially by Dr. Mallis. Dr. Mallis has the right to acquire, within 60 days following May 8, 2006, beneficial ownership of 507,147 shares of common stock, in the aggregate, from options, warrants and/or conversion privileges.

(5)	DDS Technologies Ltd. held the patent for the dry disaggregation system technology which was subsequently assigned to the Company. To our knowledge, Umberto Manola holds 60% of the outstanding shares of common stock of DDS Technologies Ltd.
(6)	Mr. Devereux serves on the Board of Directors of the Company. Mr. Devereux has the right to acquire, within 60 days following May 8, 2006, 767,718 shares of common stock, in the aggregate, from options, warrants and/or conversion privileges.
(7)	Mr. Duitch serves on the Board of Directors of the Company. Mr. Duitch has the right to acquire, within 60 days following May 8, 2006, 85,365 shares of common stock from stock options.
(8)	Of these 1,179,000 shares of common stock of the Company, 604,000 shares are owned by Lee Rosen and 575,000 shares are owned of record by Julia Rosen. Lee Rosen is a founder of, and consultant to, the Company.
(9)	The officers and directors, as a group, have the right to acquire, within 60 days following May 8, 2006, 2,310,530 shares of common stock, in the aggregate, from options, warrants and/or conversion privileges.
(10)	Pursuant to a Beneficial Ownership Limitation (in the Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 6% Convertible Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of Series B 7% Convertible Preferred Stock and various long term warrants), the shares of Series A, Series A-1 and Series B preferred stock, and the long term warrants, held by Dr. Mallis may not be converted or exercised into common stock if the result of such conversion would cause Dr. Mallis to beneficially own more than 4.99% of the Company’s issued and outstanding common stock. However, Dr. Mallis can increase the Beneficial Ownership Limitation to 9.99% (no limitation under the long term warrants) upon 61 days prior notice to the Company, in which case his shares of common stock beneficially owned would represent a percent of class of 8.25%. Without this Beneficial Ownership Limitation provision, in addition to Dr. Mallis, there would be four other investors not named in the table whose beneficial ownership of common stock would exceed 5%, specifically 30.6%, 14.2%, 6.0% and 5.4%.

PROPOSAL 2: APPROVAL OF THE STOCK OPTION PLAN

Our Board has adopted, subject to stockholder approval, the Stock Option Plan (the “Stock Option Plan”), a copy of which is attached as Appendix B. The Stock Option Plan provides for the granting of stock options to our directors, officers, key employees and consultants. Our Board believes that the Stock Option Plan advances the interests of our company and stockholders by enabling us to attract, retain and motivate participants who are responsible for the success and growth of our company. Our Board also believes that it is in our best interest to have sufficient shares available under the Stock Option Plan for awards to such participants.

The maximum number of shares of our common stock that is being authorized for issuance under the Stock Option Plan is 3,000,000, subject to adjustment in the event of any subsequent change in the number of outstanding shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

Our Board can grant options with any exercise price under the Stock Option Plan. Our Board has granted options under the Stock Option Plan with exercise prices that it believed to be equal to or higher than the fair market value of a share of our common stock as of the date such option was to be issued. The “fair market value” per share of our common stock, as of a particular date, under the Stock Option Plan is the closing price per share on any exchange on which the shares are then listed or admitted to trading or, if applicable, as reported on Nasdaq; otherwise, as determined in good faith and in the sole discretion of our Board. Our shares have been and are traded on the OTCBB, and, in the past, our Board has used the closing price per share reported by the OTC Electronic Bulletin Board on a particular date to determine fair market value as of such date. On May 8, 2006, the fair market value per share of our common stock, as so determined, was $.91.

The following summary of the plan is subject to the provisions contained in the attached copy of the plan.

Description of the Stock Option Plan

Administration. The Stock Option Plan will be administered by our Board or by a board committee appointed by our Board (the “Administrator”). The Administrator has the exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Eligibility. Directors, officers, key employees and consultants of our company and subsidiaries are all eligible as participants to receive stock options. The Administrator has the sole discretion to determine who specifically among all the eligible participants will receive stock options under the plan. We currently have four directors, one of whom is also an employee. We currently have four employees. We have various consultants from time to time.

Shares Subject to the Plan. An aggregate of 3,000,000 shares of our common stock is being authorized for issuance under the Stock Option Plan, subject to adjustment in the event of any subsequent change in the number of outstanding shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance. If any stock options are terminated or expire unexercised, then shares allocable to the unexercised portion will be again available under the Stock Option Plan.

Stock Options Awards. The only type of award under the Stock Option Plan is a stock option. Stock options entitle the holder to purchase common stock at a purchase price established by the Administrator on the date of grant. Stock options must be represented by a stock option agreement, which has terms consistent with the Stock Option Plan and which our board deems appropriate, but not all stock option agreements need to have the same terms.

The Administrator may set any exercise price for a stock option, but the exercise price may not be less than the fair market value of our common stock on the date of grant for qualified stock options issued to our employees. The Administrator will determine the terms and conditions of such stock options and the times at which such stock options will be exercisable, but the term may not exceed 10 years. The maximum number of shares subject to a stock option that may be awarded in any calendar year to any individual may not exceed 1,000,000 shares. In addition, no incentive stock option may be granted to any individual if the aggregate fair market value of common stock underlying all incentive stock options held by the individual that are exercisable for the first time in any calendar year exceeds $100,000.

Unless otherwise provided in the stock option agreement, stock options will accelerate and be fully exercisable upon a “change in control” of our company. There are limitations on the transferability of stock options.

No Rights as a Stockholder. Holders of stock options will not have any rights as a stockholder on the basis of the grant of stock options.

Modification, Cancellation and New Options. Our Board reserves the right to modify or extend outstanding stock options (without impairing the rights of holders) and to grant new options upon the surrender and cancellation of outstanding stock options.

Payment for Shares. Generally, the exercise price is payable in cash when a stock option is exercised, but the Administrator may allow payment by the surrender of shares of company stock, delivery of a full recourse promissory note or other methods.

Adjustment of Shares. The number of shares subject to the Stock Option Plan will be adjusted in the event of any subsequent change in the number of outstanding shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

Conditions upon Issuance of Shares. Our Board may place certain conditions on the issuance of shares upon the exercise of stock options, such as conditions relating to securities laws requirements.

Effective Date, Duration and Amendments. The Stock Option Plan will be effective from the date it was approved by our board, subject to approval by our stockholders. If our stockholders do not approve the Stock Option Plan, then all previously granted stock options will be rescinded and no additional stock options may be granted under the Stock Option Plan. The Stock Option Plan will be effective for a period of ten years from the effective date unless our Board terminates the plan earlier.

Our Board may amend, suspend or terminate the Stock Option Plan at any time for any reason; however, an amendment or modification that increases the number of shares of common stock that may be issued under the plan must be approved by stockholders.

Federal Tax Consequences Summary

This summary is not a complete analysis of all potential tax consequences relevant to participants and the Company and it does not describe tax consequences based on particular circumstances. State, local, and foreign tax laws are not discussed.

A participant will not realize income on the grant of stock options, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise, and we will not be entitled to a deduction by reason of the exercise. The holder will realize capital gain or loss upon the sale of the acquired shares equal to the difference between the sale price and the purchase price for the shares. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the IRC. In addition, the holder will realize capital gain or loss on any excess of the sale price over the fair market value on the exercise date.

Upon the exercise of a non-qualified stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the IRC.

New Plan Benefits and Securities Authorized for Issuance Under Equity Compensation Plans

Our Board adopted the DDS Technologies USA, Inc. 2003 Stock Option Plan on May 15, 2003, subject to approval by our stockholders within 12 months. The 2003 Stock Option Plan was never submitted to, and accordingly never approved by, our stockholders. Under the terms of the 2003 Stock Option Plan, if our stockholders do not approve the plan with 12 months after approval by our Board, then any grants that already had occurred will be rescinded and no additional grants will be made. Nevertheless, our board has granted several stock options purportedly under the 2003 Stock Option Plan.

The following table sets forth the securities we purportedly issued through equity compensation plans (i.e., the 2003 Stock Option Plan) as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted - average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holders	2,600,000	$3.93	400,000
Total	2,600,000	$3.93	400,000

Since December 31, 2005, stock options covering 900,000 shares that were granted to former Company directors expired unexercised in accordance with their terms, our Board granted stock options covering 231,706 shares to our current non-employee directors and 750,000 shares to our CEO, and stock options covering 500,000 shares granted to our CEO were cancelled.

From time to time, in its sole discretion, the Administrator determines the award recipients and the actual awards granted under the Stock Option Plan. Because future awards are discretionary, the amount of awards to be granted under the Stock Option Plan is not determinable as of the date of this proxy statement. However, please see the “Summary Compensation Table” above for an example of awards that would have been granted under the Stock Option Plan had it been in effect during 2005.

Our Board has already approved some grants under the Stock Option Plan, subject to approval by our stockholders of the Stock Option Plan pursuant to this Proposal 2. Our Board adopted the Stock Option Plan in April 2006. The terms of the Stock Option Plan are substantially the same as the terms of the 2003 Stock Option Plan; however, there is an individual per year grant limitation for purposes of

Section 162(m) of the IRC, and there is no stated time period for stockholder approval. When our Board adopted the Stock Option Plan, it approved “replacement” grants under the Stock Option Plan on terms the same as the material terms (such as optionee, number of shares, exercise price, duration, vesting, etc.) of grants previously approved by our Board purportedly to be granted under the 2003 Stock Option Plan, which prior grants had either been rescinded or were not authorized to be made under the 2003 Stock Option Plan.

The following table reflects the stock options that have already been granted by our Board under the Stock Option Plan, subject to approval by our stockholders of the Stock Option Plan pursuant to this Proposal 2, which grants replace or are in lieu of, and not in addition to, prior grants purportedly intended to be made under the 2003 Stock Option Plan (and reflected in the “Equity Compensation Plan Information” table above):

Stock Option Plan

Name and Position	Number of Shares Underlying Options	Weighted Average Exercise Price
Spencer L. Sterling, Chairman, President and Chief Executive Officer	1,150,000	$1.25
Current Executive Officer Group	1,150,000	$1.25
Current Non-Executive Officer Director Group	431,706	$2.39
Current Non-Executive Officer Employee Group	600,000	$5.00
Other Participants	—	—

The Stock Option Plan provides for 3,000,000 authorized shares, and our Board has already granted stock options for 2,181,706 shares (subject to our stockholders approving the Stock Option Plan pursuant to this Proposal 2), so, if this Proposal 2 is approved by our stockholders, there will be 818,294 shares remaining available for issuance in the future.

Required Vote for Approval

The required vote for approval of the Stock Option Plan is a majority of the shares of our common stock cast on this Proposal at the Annual Meeting.

Our Board of Directors recommends a vote “FOR” the approval of the Stock Option Plan.

OTHER MATTERS

Our Board does not know of any other matters that may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named on the accompanying proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Our Bylaws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary. We must receive stockholder proposals intended to be presented at an annual meeting at least 120 days (which for the 2007 annual meeting would be January 23, 2007) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, in order to be considered for inclusion in our proxy statement relating to the meeting. Stockholder proposals that do not appear in the proxy statement may be considered at a meeting of stockholders only if written notice of the proposal is delivered to or mailed and received by our corporate Secretary at our principal executive office not less than 60 days nor more than 90 days prior to the date of our annual meeting of stockholders. However, if less than 70 days notice or prior public disclosure of the date of the annual meeting is given, then notice by the stockholder to be timely made must be received not later than the close of business on the tenth day following the earlier of the date on which such notice of the date of the meeting was mailed or the date set for the meeting is first announced publicly.

A proxy may confer discretionary authority to vote on any stockholder proposal, provided (i) that such proposal is received within 45 days (which for the 2007 annual meeting of stockholders would be April 8, 2007) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders or (ii) that such proposal is not received a reasonable time before we first mail our proxy materials for the current year (if we did not hold an annual meeting in the prior year).

Any written notice of a stockholder proposal must include the information required by our Bylaws and, in the case of a notice of nomination, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Given we did not give public notice of the Annual Meeting prior to mailing this proxy statement, a stockholder must notify us on or before June 2, 2006 of an intent to present a nomination or proposal for a stockholder vote at our Annual Meeting.

If a stockholder fails to notify us within the time limits described above of an intent to present a nomination or proposal for a stockholder vote at our 2006 or any other annual meeting of stockholders, we expect our Chairman, or other person presiding at such meeting, to declare the nomination or business to be not properly brought before the meeting and, therefore, the nomination will be disregarded or the business will not be transacted. The foregoing requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

ANNUAL REPORT ON FORM 10-KSB

We will provide upon request (made to our Secretary at our executive office address shown on the first page of this proxy statement) and without charge to each stockholder receiving this proxy statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our board or one of our directors can write to:

Board of Directors

c/o DDS Technologies USA, Inc.

150 East Palmetto Park Road, Suite 510

Boca Raton, Florida 33432

All correspondence received by us and addressed as indicated above will be reviewed by appropriate DDS personnel and promptly forwarded directly to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

/s/ Joseph N. Fasciglione
Joseph N. Fasciglione, Secretary

Boca Raton, Florida

May 23, 2006

Appendix A

DDS TECHNOLOGIES USA, INC.

AUDIT COMMITTEE CHARTER

Effective: April 25, 2006

Purpose

The Audit Committee is appointed by the Board of Directors of the Company (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee shall approve the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee must meet the independence and experience requirements established from time to time by the Board. Further, a majority of the members must be directors:

•	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

•	Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees; and

•	Who are not an “affiliated person” (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the board or any of its committees.

In addition, at least one member of the Committee will have accounting or related financial management expertise and, to the extent practicable, be a “financial expert” (as that term is defined by the Commission.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for approving the compensation of the independent auditor and for resolution of disagreements between management and the independent auditor regarding financial reporting or related work. The independent auditor shall report to Management, with copy of every written correspondence and financial report submitted directly to the chairman of the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board, shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and shall review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be approved for inclusion in the Company’s Form 10-K.

2.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

4.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

5.	Obtain and review any report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

Compliance Oversight Responsibilities

6.	Administer the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

8.	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

*        *        *        *

Appendix B

DDS TECHNOLOGIES USA, INC.

STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of the Stock Option Plan (the “Plan”) of DDS Technologies USA, Inc., a Nevada corporation (the “Company”), is to enable the Company to attract, retain and motivate key employees responsible for the success and growth of the Company and its subsidiaries by offering selected officers and other key employees, directors and advisors of the Company and its Subsidiaries an opportunity to purchase Shares of Company Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include NQSOs, as well as ISOs intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Certain capitalized terms used in this Plan are defined in Section 2.

SECTION 2. DEFINITIONS

a. “Board” means the Board of Directors of the Company.

b. “Cause” has the meaning ascribed to the term in an Optionee’s Employment Agreement, if any exists. In the absence of an applicable Employment Agreement, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (iii) negligence or misconduct in the performance of Optionee’ s duties or (iv) material breach of the Optionee’s obligations under any agreement or arrangement with the Company, a Subsidiary or any affiliate thereof.

c. “Change In Control” means:

i. the sale, exchange, transfer or other disposition of 50% or more in value of the assets of the Company to another Person or entity, except to an entity controlled directly or indirectly by the Company; or

ii. the merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity and in which the hertoric shareholders of the Company continue to own less than 50% of the outstanding securities of the acquiror immediately following the transaction, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred for purposes of this Plan (1) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and the Optionee, alone or with other officers of the Company, or any entity in which the Optionee (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest; or (2) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

d. “Committee” means a committee of the Board, as described in Section 3(a).

e. “Consultant” means a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

f. “Director” means a member of the Board.

g. “Disability” has the meaning ascribed to the term in an Optionee’s Employment Agreement, if any exists. In the absence of an applicable Employment Agreement, “Disability” means a permanent disability within the meaning of Section 22(e)(3) of the Code.

h. “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

i. “Employment Agreement” means, for any Optionee, an employment agreement between the Optionee and the Company or any Subsidiary in effect at the time of the grant of an Option under the Plan.

j. “Exercise Price” means the amount for which one Share may be purchased when an Option is exercised, as specified by the Board in the applicable Stock Option Agreement.

k. “Fair Market Value,” as of a particular date, means:

i. if the Shares are then listed or admitted to trading on a national securities exchange or reported on NASDAQ, the closing price of a Share on the exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported prior to the date of determination; or

ii. if the Shares are not then listed or admitted to trading on a national securities exchange or reported on NASDAQ, such value as the Board, acting in good faith and in its sole discretion, determines.

l. “ISO” means an employee incentive stock option described in Section 422(b) of the Code.

m. “NQSO” means a stock option not described in Section 422(b) of the Code.

n. “Option” means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

o. “Optionee” means a person who holds an Option.

p. “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

q. “Service” means service as an Employee, Consultant or Director.

r. “Share” means one share of Stock issuable when an Option is exercised, as adjusted in accordance with Section 8 (if applicable).

s. “Stock” means the Common Stock of the Company.

t. “Stock Option Agreement” means the agreement or other instrument between the Company and an Optionee that evidences and sets forth the terms, conditions and restrictions pertaining to Optionee’s Option.

u. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

SECTION 3. ADMINISTRATION

a. Committees of the Board. The Plan may be administered by one or more Committees. A Committee will consist of one or more members of the Board, and will have the authority and be responsible for those functions assigned to it by the Board. If no Committee is appointed, the entire Board will administer the Plan. Any reference to the Board in the Plan will be construed as a reference to the Committee, if any, to which the Board assigns a particular function in connection with the Plan.

b. Powers of the Board . Subject to the provisions of the Plan, the Board has the power to:

i. Determine and designate those individuals selected to receive Options, the time at which each Option will be granted, and the number of Shares subject to each Option;

ii. Determine the time and manner of exercise, the duration of the exercise periods, and the Exercise Price of the Options granted;

iii. Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

iv. Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Option or agreement; and

v. Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

c. Delegation of Duties. The Board may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Board to be necessary for the administration and implementation of the Plan.

d. Interpretation of Plan. The Board has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Board with respect to the Plan will be final and binding on all Optionees and all persons deriving their rights from Optionees.

e. Indemnification. Each member of the Board is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the by-laws of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

SECTION 4. ELIGIBILITY

a. General Rule. NQSOs may be granted to Employees, Consultants and Directors. Only Employees are eligible to receive ISOs.

b. Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Subsidiaries (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

SECTION 5. STOCK SUBJECT TO PLAN

a. Basic Limitation. The aggregate number of Shares that may be issued under the Plan on exercise of Options must not exceed 3,000,000 Shares, subject to adjustment pursuant to Section 8. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, at all times will reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

b. Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminates, the Shares allocable to the unexercised portion of that Option again will be available for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares again will be available for purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

a. Stock Option Agreement. Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of Stock Option Agreements entered into under the Plan need not be identical.

b. Number of Shares. Each Stock Option Agreement will specify the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8. The Stock Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

c. Exercise Price. Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Board in its sole discretion, except that the Exercise Price of ISOs may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b).

d. Limitation on Amount. To the extent that the aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all Plans of the Company and its Subsidiaries) exceeds $100,000, the option or portions of the option that exceed the limit (according to the order in which they were granted) will be treated as NQSOs. No individual Optionee may receive an Option grant for more than 1,000,000 Shares in any calendar year.

e. Withholding Taxes. As a condition to the exercise of an Option, the Optionee will make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise. The Optionee also will make such arrangements as the Board of Directors may require for the satisfaction of any withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

f. Exercisability. Each Stock Option Agreement will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement will be determined by the Board in its sole discretion. Exercisability may be based on performance criteria.

g. Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, if the Company is subject to a Change in Control before the Optionee’s Service terminates, all of an Optionee’s Options will become exercisable in full, subject to such terms and conditions as the Board, in its sole discretion, deems appropriate.

h. Basic Term. The Stock Option Agreement will specify the term of the Option. The Board in its sole discretion may determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by Section 4(b).

i. Nontransferability. No Option may be transferred by the Optionee other than by beneficiary designation, will or the laws of descent and distribution, except as may otherwise be determined by the Board with respect to NQSOs only. An Option may be exercised during the lifetime of the Optionee only by the Optionee or, with respect to NQSOs only, by the Optionee’s guardian or legal representative, by any permitted transferee of the Optionee or by that permitted transferee’s guardian or legal representative. No Option or interest in it may be pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

j. Termination of Service (Except by Death). Unless otherwise provided in an Optionee’s Stock Option Agreement, if an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options will expire on the earliest of the following:

i. The expiration date determined pursuant to subsection (h) above;

ii. The date 90 days after the date of the termination of the Optionee’s Service for any reason other than Cause or Disability, or a later date as the Board may determine;

iii. The date of the termination of the Optionee’s Service for Cause, or a later date as the Board may determine; or

iv. The date 12 months after the termination of the Optionee’s Service by reason of an Optionee’s Disability.

The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the date the Optionee’s Service terminated (or became exercisable as a result of the termination). The balance of the Options will lapse when the Optionee’s Service terminates. If the Optionee dies after the termination of his or her Service but before the expiration of the Optionee’s Options, all or part of the

Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination). For purposes of this subsection (j), date of termination means the date the Optionee is given notice of termination by the Company.

k. Leaves of Absence. For purposes of subsection (j) above, Service will be deemed to continue while the Optionee is on a bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of the leave or by applicable law (as determined by the Company).

l. Death of Optionee. If an Optionee dies while in Service, then his or her Options expire on the earlier of the following dates:

i. The expiration date determined pursuant to subsection (h) above; or

ii. The date 12 months after the Optionee’s death.

At any time before the expiration of the Options under the preceding sentence, all or part of the Optionee’s Options may be exercised by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s death or became exercisable as a result of death. The balance of the Options will lapse when the Optionee dies.

m. No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, has no rights as a shareholder with respect to any Shares covered by an Option prior to the date of issuance to the Optionee or transferee of a certificate or certificates for the Shares.

n. Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify or extend outstanding Options. However, without the consent of the Optionee, no modification may impair the Optionee’s rights or increase the Optionee’s obligations under the Option.

o. Restrictions on Transfer of Shares. Any Shares issued on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. These restrictions will be set forth in the applicable Stock Option Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares on exercise of Options under the Plan unless the Optionee executes an agreement giving effect to the restrictions in the form prescribed by the Company.

p. Additional Grants. If otherwise eligible, an Optionee may be granted an additional Option or Options under this Plan or any other share option or purchase plan of the Company.

q. Cancellation and New Options. The Board has the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of that Option, a new Option having a purchase price lower than provided in the Option surrendered and canceled and containing other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

r. Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board establishes and communicates to the Optionee at the time that the offer is made.

SECTION 7. PAYMENT FOR SHARES

a. General Rule. The entire Exercise Price of Shares issued under the Plan is payable in cash or cash equivalents when the Shares are purchased.

b. Surrender of Stock. To the extent a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when the Option is exercised. Unless the Board of Directors otherwise determines, the Optionee will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

c. Promissory Note. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares will be pledged as a security for payment of the principal amount of the promissory note and interest on it. The interest rate payable under the terms of the promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note.

d. Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

e. Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES

a. General. If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Board may make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number of Shares specified in Section 5, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option.

b. Mergers and Consolidations. In the event that the Company is a party to a merger, consolidation or other reorganization, the Board may provide that outstanding Options will be subject to the agreement of merger, consolidation or other reorganization, which agreement, without the Optionees’ consent, may provide for the cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (i) the Fair Market Value of the Shares subject to the Option at the time of the merger, consolidation or other reorganization minus (ii) the Exercise Price of the Shares subject to the Option.

c. Reservation of Rights. Except as provided in this Section, an Optionee has no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will not affect the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. CONDITIONS UPON ISSUANCE OF SHARES

a. Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

b. Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

c. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, will relieve the Company of any liability in respect of the failure to issue or sell those Shares as to which the requisite authority has not been obtained.

SECTION 10. NO RETENTION RIGHTS

Nothing in the Plan or in any Option granted under the Plan will confer on the Optionee any right to continue in Service for any period of time or will interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary) or of the Optionee, which rights are expressly reserved by each, to terminate his or her Service at any time and for any reason.

SECTION 11. DURATION AND AMENDMENTS

a. Term of the Plan. Subject to the approval of the Company’s shareholders, the Plan is effective on the date of its adoption by the Board. If the shareholders fail to approve the Plan, any grants of Options that already have occurred will be rescinded, and no additional grants will be made. The Plan will terminate automatically 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b. Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. However, any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that materially changes the class of persons who are eligible for the grant of Options, is subject to the approval of the Company’s shareholders. Shareholder approval will not be required for any other amendment of the Plan.

c. Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the holder, alter or impair any rights or obligations under any Option previously granted under the Plan.

SECTION 12. APPLICABLE LAW

The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of Nevada, other than its laws regarding choice of law.

SECTION 13. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it as of, April 12, 2006, the date of such adoption by the Board.

DDS TECHNOLOGIES USA, INC.

By:	/s/ Spencer L. Sterling
Title:	President and Chief Executive Officer

*        *        *        *

DDS TECHNOLOGIES USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

To be held June 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the notice of the annual meeting of stockholders of DDS Technologies USA, Inc. and the proxy statement, appoints Spencer L. Sterling and Joseph N. Fasciglione, and each of them acting individually, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of our common stock, $.0001 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified below. If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.ELECTION OF DIRECTORS:	NOMINEES: (to withhold authority ONLY)

☐ FOR ALL NOMINEES	/ / SPENCER L. STERLING / / ROBERT L. DEVEREUX / / DENNIS DUITCH / / CRAIG L. FARLIE / / MARC MALLIS, M.D.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark next to each nominee you wish to withhold.

2. PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

☐ For	☐ Against	☐ Abstain

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE NAMED NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.